RESTRICTED STOCK AGREEMENT
UNDER
CARRIAGE SERVICES, INC.
SECOND AMENDED AND RESTATED
2006 LONG-TERM INCENTIVE PLAN

THIS RESTRICTED STOCK AGREEMENT (this "Agreement"), between the Participant whose name and address appears on the signature page hereto (the "Participant"), and CARRIAGE SERVICES, INC., a Delaware corporation (the "Company"), pursuant to the Carriage Services, Inc. Second Amended and Restated 2006 Long-Term Incentive Plan (the "Plan"). Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to them in the Plan.

W I T N E S S E T H:

WHEREAS, the Compensation Committee (the "Committee") of the Board of Directors of the Company has authorized and directed the Company to grant an award of Restricted Stock to the Participant, an employee of the Company, under the Plan effective as of the ___ day of ________, 20____ (the "Grant Date") for the purposes expressed in the Plan.

NOW THEREFORE, in consideration of the foregoing and the mutual undertakings herein contained, the parties hereby agree as follows:

1.     Grant of Stock. In accordance with Article IX of the Plan and the other terms and conditions thereof, and subject to the further terms, conditions and restrictions contained in the Plan and this Agreement, the Company hereby grants to the Participant the number of shares (the "Shares") of the Company's common stock, $.01 par value per share ("Common Stock"), as indicated on the signature page hereto. As long as the Shares are subject to the Restrictions set forth in Section 4 of this Agreement, such Shares shall be deemed to be, and are referred to in this Agreement as, the "Restricted Shares."

2.     Certificates for Shares. The Company may issue certificates evidencing the Restricted Shares or evidence the Restricted Shares by using a restricted book entry account with the Company's transfer agent. If the Company issues certificates evidencing the Restricted Shares, such certificates shall be deposited with the Company to be held in escrow until such Shares are released to the Participant or forfeited in accordance with this Agreement. At the Company's request, the Participant shall, simultaneously with the delivery of this Agreement, deliver to the Company a stock power relating to the Restricted Shares, endorsed in blank by the Participant. Such certificates may bear a legend referring to the Restrictions set forth in this Agreement.

If any Restricted Shares are forfeited, the Company shall direct the transfer agent of the Common Stock to make the appropriate entries in its records showing the cancellation of the certificate or certificates for such Restricted Shares and to return the Shares represented thereby to the Company's treasury.

3.     Adjustments in Restricted Shares. In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, in accordance with Section 4.2 of the Plan, the Committee shall make equitable adjustments in the Restricted Shares corresponding to adjustments made by the Committee in the number and class of shares of Common Stock which may be issued under the Plan. Any new, additional or different securities to which the Participant shall be entitled in respect of the Restricted Shares by reason of such adjustment shall be deemed to be Restricted Shares and shall be subject to the same terms, conditions, and restrictions as the Restricted Shares so adjusted.

4.     Restrictions. During applicable periods of restriction determined in accordance with Section 6 of this Agreement, the Restricted Shares and all rights with respect to such Shares may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered or disposed of and shall be subject to the risk of forfeiture contained in Section 5 of this Agreement (such limitations on transferability and risk of forfeiture being herein referred to as "Restrictions"), but the Participant shall have all other rights of a stockholder, including, but not limited to, the right to vote and receive dividends on the Restricted Shares. The Restrictions shall be binding upon and enforceable against any transferee of the Restricted Shares.

5.     Forfeiture of Restricted Shares. In the event that the Participant's employment with the Company and its subsidiaries terminates for any reason other than the Participant's death, retirement or Inability to Perform, such event shall constitute an "Event of Forfeiture" and all Shares which at that time are Restricted Shares shall thereupon be forfeited by the Participant to the Company without payment of any consideration by the Company, and neither the Participant nor any successor, heir, assign or personal representative of the Participant shall have any right, title or interest in or to such Restricted Shares or the certificates, if any, evidencing them.

6.     Lapse of Restrictions. (a) Except as provided in paragraphs (b) and (c) below, the Restrictions on the Restricted Shares granted under this Agreement shall lapse on each of the first through third anniversaries of the Grant Date in accordance with the following schedule so long as the Participant remains continuously employed by the Company or one of its subsidiaries from the Grant Date through each such anniversary date:

Percentage of Shares on
Date	Which Restrictions Lapse

First Anniversary of Grant Date	33%
Second Anniversary of Grant Date	33%
Third Anniversary of Grant Date	33%

No fractional shares shall be issued as a result of the lapse of the Restrictions hereunder. If, as a result of the lapse of Restrictions a fractional share would be issued, the number of Shares as to which the Restrictions shall lapse shall be rounded to the nearest whole share, and an appropriate adjustment shall be made to the number of remaining Restricted Shares, so that the total number of Shares shall remain unchanged.

RESTRICTED STOCK AGREEMENT
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    (b)     Notwithstanding the vesting schedule set forth in Section 6(a), in the event that the Participant's employment with the Company and its subsidiaries terminates as a result of the Participant's death, retirement or Inability to Perform, the Restrictions shall lapse on all of the Restricted Shares (if not already lapsed pursuant to paragraph (a) above) on the later of (i) the date of such event, or (ii) the first anniversary of the Grant Date. The occurrence of the Participant's retirement or Inability to Perform shall be determined by the Committee in accordance with the Plan.

(c)     Notwithstanding any other provision of this Agreement, upon a Corporate Change, all of the Restrictions shall immediately lapse on all of the Restricted Shares (if not already lapsed pursuant to paragraph (a) or (b) above) effective upon such Corporate Change.

(d)     Upon lapse of the Restrictions in accordance with this Section 6 prior to an Event of Forfeiture, the Company shall, as soon as practicable thereafter, deliver to the Participant an unrestricted certificate for the Shares with respect to which such Restrictions have lapsed or, as may be the case, issue appropriate instructions to the transfer agent if the electronic, book-entry method is utilized.

7.     Withholding Requirements. (a) To the extent that the receipt of the Restricted Shares or the lapse of the Restrictions with respect to Restricted Shares results in compensation income or wages to the Participant, at the time of such receipt or lapse, as the case may be, the Participant will pay to the Company, or make arrangements satisfactory to the Company with respect to the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such receipt or lapse. In the event that Shares are surrendered to the Company to satisfy such withholding obligations, the number of Shares surrendered shall be limited to the number of Shares that have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum applicable statutory withholding rates for federal, state, local and foreign tax purposes.

(b)     The Participant may make an election under Section 83(b) of the Internal Revenue Code (an 83(b) Election), within 30 days after the Grant Date, to recognize income for federal income tax purposes equal to the Fair Market Value of the Restricted Shares as of the Grant Date. In such event, the Participant shall make arrangements satisfactory to the Company to pay in the calendar year that includes the Grant Date all federal, state, local and foreign taxes required to be withheld with respect to the Restricted Shares, when such taxes are due. If the Participant makes an 83(b) Election, he or she shall provide notice to the Company by providing the Secretary of the Company a copy of the Section 83(b) Election filed with the Internal Revenue Service concurrently with the filing of same. The Participant acknowledges that it is the Participant's sole responsibility, and not the responsibility of the Company, to timely file an 83(b) Election if the Participant desires to do so even if the Participant requests the Company or any of its Affiliates or any of their respective managers, directors, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders or financial representatives) to assist in making such filing.

(c)     Any provision of this Agreement to the contrary notwithstanding, if the Participant does not satisfy his or her obligation under paragraph (a), (b) or (c) of this Section 7, the Company shall, to the extent permitted by law, have the right to deduct or withhold, or cause

RESTRICTED STOCK AGREEMENT
[INSERT PARTICIPANT'S NAME

to be deducted or withheld, from any cash or stock remuneration of any kind otherwise due from the Company or its subsidiaries to or with respect to the Participant (including withholding any of the Restricted Shares or Shares distributable to the Participant under this Agreement), whether or not pursuant to this Agreement or otherwise and regardless of the form of payment, any federal, state or local taxes of any kind required by law to be withheld with respect to the Shares, and to take such other action as may be necessary in the opinion of the Company to satisfy such withholding obligation.

(d)     The Participant acknowledges and agrees that none of the Board, the Committee, the Company or any of its Affiliates have made any representation or warranty as to the tax consequences to the Participant as a result of the receipt of the Restricted Shares, the lapse of any Restrictions or the forfeiture of any of the Restricted Shares pursuant to the Restrictions. The Participant represents that he is in no manner relying on the Board, the Committee, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences. The Participant represents that he has consulted with any tax consultants that the Participant deems advisable in connection with the Restricted Shares.

8.     Effect on Employment. Nothing contained in the Plan or this Agreement shall confer upon the Participant the right to continue in the employment of the Company or any of its subsidiaries or affect any right which the Company or any of its subsidiaries may have to terminate the employment of the Participant at any time.

9.     Amendment. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is set forth in a written instrument duly executed by the Participant and an authorized officer of the Company.

10.     The Plan. This Agreement and the award granted hereunder are subject to, and the Company and the Participant agree to be bound by, all of the terms and conditions of the Plan as the same may be amended from time to time in accordance with the terms thereof. Pursuant to the Plan, the Board of Directors or the Committee is authorized to adopt rules and regulations not inconsistent with the Plan and this Agreement and to take such action in the administration of the Plan as it may deem proper. The Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee upon any questions arising under the Plan or this Agreement. In the event of any conflict between the terms and provisions of this Agreement and the Plan, the Plan shall govern. The Participant acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof and accepts the award of Shares hereunder subject to all of the terms and conditions thereof and of this Agreement.

11.     Entire Agreement. This Agreement, together with the Plan, sets forth the entire agreement between the parties with respect to the subject matter hereof, and there are no agreements, understandings, warranties, or representations, written, oral, expressed, or implied, between them with respect to the grant hereunder other than as set forth herein and in the Plan.

RESTRICTED STOCK AGREEMENT
[INSERT PARTICIPANT'S NAME

    12.     Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns.

13.     Counterparts. This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

14.     Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

15.     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Participant have each executed and delivered this Agreement as of the Grant Date.

Address:                         THE COMPANY:
3040 Post Oak Blvd, Suite 300                 CARRIAGE SERVICES, INC.
Houston, Texas 77056

By:_____________________________________
Melvin C. Payne, President and CEO

Address:                         THE PARTICIPANT:
[INSERT ADDRESS]

________________________________________
[INSERT PARTICIPANT'S NAME]

Number of Shares: [INSERT # OF SHARES]

RESTRICTED STOCK AGREEMENT
[INSERT PARTICIPANT'S NAME